SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 20, 2008
CELANESE CORPORATION
(Exact Name of Registrant as specified in its charter)

DELAWARE	001-32410	98-0420726

(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

1601 West LBJ Freeway, Dallas, Texas	75234-6034

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (972) 443-4000
Not Applicable
(Former name or former address, if changed since last report):
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On November 20, 2008, Celanese Corporation (the “Company”) issued a press release announcing that its full year 2008 results are expected to be below its previous outlook. The Company noted that continued weakening of the global economy, significant inventory destocking throughout its end-consumers’ supply chains, and the previously announced unplanned outage and related force majeure at its AT Plastics facility are impacting its fourth quarter results. Due to these factors, and increased uncertainty in global demand, the Company has chosen not to provide an updated full year outlook for 2008. The Company’s previous guidance issued on October 21, 2008, should no longer be relied upon.
     A complete copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated November 20, 2008
Forward-Looking Statements
The information in this Current Report on Form 8-K contains “forward-looking statements,” which include information concerning the company’s plans, objectives, goals, strategies, future revenues or performance, capital expenditures, financing needs and other information that is not historical information. When used in this report, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that the company will realize these expectations or that these beliefs will prove correct. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements contained in this release. Certain of these risks are discussed in the company’s filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it is made, and the company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELANESE CORPORATION
By	/s/ Robert L. Villaseñor
	Name:	Robert L. Villaseñor
	Title:	Associate General Counsel and Assistant Secretary

Date: November 20, 2008

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated November 20, 2008